Exhibit 99.1

FOR IMMEDIATE RELEASE

WHLR REAL ESTATE INVESTMENT TRUST, INC.
REPORTS FIRST QUARTER 2020 FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – May 12, 2020 – WHLR Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the three months ended March 31, 2020 on Form 10-Q. The Company has also posted certain supplemental information regarding the Company's financial and operating results for the three months ended March 31, 2020 to the “Investor Relations” page of its website located at https://ir.whlr.us/

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Please visit: www.whlr.us.

Mary Jensen
Investor Relations
mjensen@whlr.us
(757) 627-9088